Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Second Quarter 2021 Results
•Net loss of $78.4 million, or $(0.97) per unit for the second quarter 2021
•Specialty Products & Solutions – exceptional specialties margin environment, lower volumes due to restocking and unplanned downtime
•Performance Brands – supply chain challenges result in higher order backlog and higher unit operating costs; price lag in inflationary environment affected margins
•Montana/Renewables – excellent progress on Renewable Diesel project; all cost, supplier and schedule objectives on target
•Montana/Renewables – record throughput, seasonal return of advantaged margin environment in the Rockies

INDIANAPOLIS — (PR NEWSWIRE) — August 6, 2021 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the second quarter ended June 30, 2021, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Dollars in millions, except per unit data)
Net income (loss)	$(78.4)	$3.6	$(224.5)	$(10.8)
Net income (loss) per unit	$(0.97)	$0.05	$(2.79)	$(0.13)
Adjusted EBITDA	$32.3	$57.0	$26.9	$148.8

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$7.7	$32.2	$16.4	$22.4	$(5.0)	$9.9
Adjusted gross profit	$38.0	$31.9	$16.6	$23.2	$15.8	$15.5
Adjusted EBITDA	$31.8	$33.4	$7.3	$17.6	$12.8	$23.0
Gross profit (loss) per barrel	$1.55	$6.13	$123.31	$183.61	$(1.93)	$3.80
Adjusted gross profit per barrel	$7.65	$6.08	$124.81	$190.16	$6.11	$5.95

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$(30.6)	$26.3	$39.9	$37.7	$(32.2)	$24.0
Adjusted gross profit	$42.5	$101.6	$40.8	$39.1	$15.4	$52.6
Adjusted EBITDA	$29.6	$102.4	$23.3	$28.2	$10.8	$55.2
Gross profit (loss) per barrel	$(3.51)	$2.39	$145.62	$150.80	$(6.33)	$4.70
Adjusted gross profit per barrel	$4.87	$9.23	$148.91	$156.40	$3.03	$10.31

“We saw exceptionally strong demand during the second quarter. Supply chains are disrupted across the world and these disruptions also affected Calumet, particularly in our Performance Brands segment. Across the board, our teams continue to focus on executing to reduce the order backlog and satisfy the strong demand for our brands and products,” said CEO Steve Mawer. “In June, we shared an update on Montana Renewables conversion, at which point we added feedstock pre-treat as an additional module and significantly raised EBITDA guidance. Since then, our estimates of the project cost and timing have not changed. We still plan to be producing Renewable Diesel after the plant wide turnaround next April. We have passed another Front End Loading gate as well as an external readiness review of our project. The relative simplicity of our project and the top tier metallurgy in the existing oversized hydrocracker continue to reinforce why this is a leading conversion project. Our near-term product marketing focus on the Pacific Northwest continues to advance, and we eagerly await all of Canada’s transition to low carbon fuels beginning in 2023. Our location, a hundred miles from the US-Canada border, would make us a preferred supplier. Similarly, startup feedstock supply contracting is underway, and we continue to gain confidence that millions of acres of temperate oilseed farmland in our backyard will shortly receive regulatory approval to enter the renewable diesel feedstock supply picture. Finally, feedback from potential partners during diligence is that we have an incredibly compelling value proposition, and that the opportunity is as unique as we have believed. We look forward to sharing more information as we finalize negotiations.”

Specialty Products & Solutions (SPS): The SPS segment reported Adjusted EBITDA of $31.8 million, compared to Adjusted EBITDA of $33.4 million for the same quarter a year ago. Specialty product margins and demand continued to be exceptionally strong during the quarter, although margins for transportation fuels remain challenged. Margin performance, despite dramatic increases in feedstock costs, was helped by a strong team focus on pricing. The inventory rebuild post-Shreveport turnaround was completed in the quarter, despite an unplanned outage which limited production volumes. Our other production facilities delivered solid operational performance during the quarter, setting several production records.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $7.3 million, compared to Adjusted EBITDA of $17.6 million for the same quarter a year ago. Shipped volumes increased versus last year’s second quarter as a result of continued strong demand across our brands. However, production volumes were strained due to supply chain disruptions, creating a record order backlog at the end of the second quarter. These disruptions created manufacturing process inefficiencies and drove unit operating costs higher as we absorbed excess switching costs to meet customer needs. Multiple price increases have been implemented, and a material time lag is inherent to pricing in these markets. Recently, grease markets have been particularly disrupted by a fire at the largest grease manufacturing facility in the US. This facility was one of several of our diversified supplier base and contingency planning has allowed us to identify alternative production sources, though not without cost and disruption. Our talented and diligent team is focused on working through the order backlog and delivering products to fulfill our customer needs quickly and efficiently.

Montana / Renewables (MR): The MR segment reported $12.8 million of Adjusted EBITDA, compared to Adjusted EBITDA of $23.0 million for the second quarter of 2020. Initial preparatory work commenced that further de-risks our Renewable Diesel project. The facility set a throughput record within the quarter, reflective of very strong operational performance. PADD IV product inventory levels are low and clean product margins continue to perform well. Asphalt markets have lagged the rapid increase in crude pricing.

Corporate: Total corporate costs are represented as a loss of $19.6 million of Adjusted EBITDA, compared to a loss of $17.0 million of Adjusted EBITDA in the second quarter of 2020.

Operations Summary
The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In bpd)
Total sales volume (1)	84,463	87,648	77,817	89,896
Total feedstock runs (2)	80,750	82,768	70,922	87,035
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	10,356	8,636	8,886	9,438
Solvents	6,938	6,373	6,664	6,590
Waxes	1,497	1,290	1,191	1,280
Fuels, asphalt and other by-products	30,404	35,577	23,586	38,236
Total Specialty Products and Solutions	49,195	51,876	40,327	55,544
Montana/Renewables:
Gasoline	4,368	5,069	5,088	5,318
Diesel	10,050	11,119	10,055	10,493
Jet fuel	880	344	875	665
Asphalt, heavy fuel oils and other	11,595	10,462	11,114	10,662
Total Montana/Renewables	26,893	26,994	27,132	27,138

Performance Brands	1,296	1,359	1,421	1,381

Total facility production (3)	77,384	80,229	68,880	84,063

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on August 6, 2021 to discuss the financial and operational results for the second quarter of 2021. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the conference ID 5286856. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products to customers in various consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus ("COVID-19") pandemic and global crude oil production levels on our business and operations, (ii) the demand for refined petroleum products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty, branded and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.
We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

During the first quarter of 2021, we changed how we calculate Adjusted EBITDA and segment Adjusted gross profit (loss), which are used by management for evaluating performance, allocating resources and managing our business. The revised calculations for each of Adjusted EBITDA and segment Adjusted gross profit (loss) now exclude RINs mark-to-market adjustments, which were previously included. Additionally, the calculation for segment Adjusted gross profit (loss) now excludes depreciation and amortization expenses. These revised calculations better reflect the performance of our business segments including cash flows. Adjusted EBITDA and segment Adjusted gross profit (loss) have been revised for all periods presented to consistently reflect these changes.
We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Montana/Renewables Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to last twelve months Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, borrowings on revolving credit facility, outstanding debt for asset financing arrangements, finance lease obligations, and other debt obligations, less cash.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes, 2024 Secured Notes, and 2025 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay interest to our noteholders. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In millions, except per unit and unit data)
		(As adjusted)		(As adjusted)
Sales	$807.0	$453.7	$1,407.3	$1,146.3
Cost of sales	787.9	389.2	1,430.2	1,058.3
Gross profit (loss)	19.1	64.5	(22.9)	88.0
Operating costs and expenses:
Selling	14.5	12.6	27.6	25.9
General and administrative	29.7	26.8	66.4	47.0
Other operating expense	8.4	2.2	23.3	16.2
Operating income (loss)	(33.5)	22.9	(140.2)	(1.1)
Other income (expense):
Interest expense	(36.9)	(30.6)	(71.1)	(59.9)
Gain (loss) on derivative instruments	(6.9)	11.3	(12.1)	49.8
Other	(0.2)	0.2	—	1.1
Total other expense	(44.0)	(19.1)	(83.2)	(9.0)
Net income (loss) before income taxes	(77.5)	3.8	(223.4)	(10.1)
Income tax expense	0.9	0.2	1.1	0.7
Net income (loss)	$(78.4)	$3.6	$(224.5)	$(10.8)
Allocation of net income (loss):
Net income (loss)	$(78.4)	$3.6	$(224.5)	$(10.8)
Less:
General partner’s interest in net income (loss)	(1.6)	0.1	(4.5)	(0.2)
Net income (loss) attributable to limited partners	$(76.8)	$3.5	$(220.0)	$(10.6)
Weighted average limited partner units outstanding:
Basic	78,929,561	78,664,183	78,782,802	78,532,405
Diluted	78,929,561	78,678,970	78,782,802	78,532,405
Limited partners’ interest basic net income (loss) per unit:
Limited partners’ interest	$(0.97)	$0.05	$(2.79)	$(0.13)
Limited partners’ interest diluted net income (loss) per unit:
Limited partners' interest	$(0.97)	$0.05	$(2.79)	$(0.13)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS	(In millions)
Current assets:
Cash and cash equivalents	$34.5	$109.4
Accounts receivable
Trade, less allowance for credit losses of $1.4 million and $0.8 million, respectively	227.2	152.4
Other	24.3	8.0
	251.5	160.4
Inventories	287.0	254.9
Prepaid expenses and other current assets	18.0	10.2
Total current assets	591.0	534.9
Property, plant and equipment, net	889.9	919.8
Other noncurrent assets, net	359.4	353.6
Total assets	$1,840.3	$1,808.3
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$225.2	$179.3
Accrued interest payable	30.3	31.7
Accrued salaries, wages and benefits	54.5	27.6
Obligations under inventory financing agreements	187.9	98.8
Current portion of RINs obligation	228.2	129.4
Other current liabilities	66.1	74.8
Current portion of long-term debt	88.0	2.9
Total current liabilities	880.2	544.5
Other long-term liabilities	69.4	73.0
Long-term RINs obligation, less current portion	45.2	—
Long-term debt, less current portion	1,197.2	1,319.4
Total liabilities	2,192.0	1,936.9
Commitments and contingencies
Partners’ capital (deficit):
Limited partners’ interest 78,676,262 units and 78,062,346 units issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	(344.1)	(125.3)
General partner’s interest	4.5	9.0
Accumulated other comprehensive loss	(12.1)	(12.3)
Total partners’ capital (deficit)	(351.7)	(128.6)
Total liabilities and partners’ capital (deficit)	$1,840.3	$1,808.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2021	2020
	(In millions)
Operating activities
Net loss	$(224.5)	$(10.8)
Non-cash activities	57.2	77.4
Changes in assets and liabilities	78.0	(16.2)
Net cash provided by (used) in operating activities	(89.3)	50.4
Investing activities
Additions to property, plant and equipment	(16.7)	(28.4)
Other investing activities	—	(2.4)
Net cash used in investing activities	(16.7)	(30.8)
Financing activities
Proceeds from borrowings — revolving credit facility	539.6	672.7
Repayments of borrowings — revolving credit facility	(574.3)	(562.4)
Repayments of borrowings — senior notes	(70.0)	—
Proceeds from inventory financing	420.8	399.3
Payments on inventory financing	(347.6)	(441.4)
Proceeds from other financing obligations	70.0	31.4
Other financing activities	(7.4)	(32.9)
Net cash provided by financing activities	31.1	66.7
Net increase (decrease) in cash and cash equivalents	(74.9)	86.3
Cash and cash equivalents at beginning of period	109.4	19.1
Cash and cash equivalents at end of period	$34.5	$105.4
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$5.7	$4.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In millions)
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$(78.4)	$3.6	$(224.5)	$(10.8)
Add:
Interest expense	36.9	30.6	71.1	59.9
Depreciation and amortization	26.0	26.2	52.2	52.6
Income tax expense	0.9	0.2	1.1	0.7
EBITDA	$(14.6)	$60.6	$(100.1)	$102.4
Add:
LCM / LIFO (gain) loss	$(17.7)	$(32.1)	$(40.4)	$34.4
Unrealized (gain) loss on derivative instruments	6.9	1.2	13.2	(30.4)
Amortization of turnaround costs	3.5	3.6	8.2	8.7
Debt extinguishment costs	0.4	—	0.4	—
Loss on impairment and disposal of assets	1.2	0.7	1.9	6.7
RINs mark-to-market loss	48.2	16.0	123.2	24.1
Equity-based compensation and other items	4.1	7.0	17.7	4.1
Other non-recurring (income) expenses	0.3	—	2.8	(1.2)
Adjusted EBITDA	$32.3	$57.0	$26.9	$148.8
Less:
Replacement and environmental capital expenditures (1)	$8.8	$7.4	$13.8	$18.7
Cash interest expense (2)	34.9	29.0	67.6	56.8
Turnaround costs	24.8	6.1	32.1	16.1
Income tax expense	0.9	0.2	1.1	0.7
Distributable Cash Flow	$(37.1)	$14.3	$(87.7)	$56.5

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT (LOSS)
(In millions, except per barrel data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):	(Unaudited)
Specialty Products and Solution segment gross profit (loss)	$7.7	$32.2	$(30.6)	$26.3
LCM/LIFO inventory (gain) loss	(11.3)	(23.2)	(28.9)	30.7
RINs mark to market loss	26.0	8.5	69.7	14.1
Depreciation and amortization	15.6	14.4	32.3	30.5
Specialty Products and Solutions segment Adjusted gross profit	$38.0	$31.9	$42.5	$101.6

Performance Brands segment gross profit	$16.4	$22.4	$39.9	$37.7
LCM/LIFO inventory (gain) loss	(0.5)	0.1	(0.5)	—
Depreciation and amortization	0.7	0.7	1.4	1.4
Performance Brands segment Adjusted gross profit	$16.6	$23.2	$40.8	$39.1

Montana/Renewables segment gross profit (loss)	$(5.0)	$9.9	$(32.2)	$24.0
LCM/LIFO inventory (gain) loss	(5.9)	$(9.0)	(11.0)	3.7
RINs mark to market loss	18.3	5.2	41.6	6.2
Depreciation and amortization	8.4	9.4	17.0	18.7
Montana/Renewables segment Adjusted gross profit	$15.8	$15.5	$15.4	$52.6

Reported Specialty Products and Solutions segment gross profit (loss) per barrel	$1.55	$6.13	$(3.51)	$2.39
LCM/LIFO inventory (gain) loss per barrel	(2.27)	$(4.41)	(3.31)	$2.79
RINs mark to market loss per barrel	5.23	$1.62	$7.99	$1.28
Depreciation and amortization per barrel	3.14	$2.74	3.70	$2.77
Specialty Products and Solutions segment Adjusted gross profit per barrel	$7.65	$6.08	$4.87	$9.23

Reported Performance Brands segment gross profit per barrel	$123.31	$183.61	$145.62	$150.80
LCM/LIFO inventory (gain) loss per barrel	(3.76)	$0.82	(1.82)	$—
Depreciation and amortization per barrel	5.26	$5.73	5.11	$5.60
Performance Brands segment Adjusted gross profit per barrel	$124.81	$190.16	$148.91	$156.40

Reported Montana/Renewables segment gross profit (loss) per barrel	$(1.93)	$3.80	$(6.33)	$4.70
LCM/LIFO inventory (gain) loss per barrel	(2.28)	$(3.46)	(2.16)	$0.73
RINs mark to market loss per barrel	7.08	$2.00	8.17	$1.22
Depreciation and amortization per barrel	3.24	$3.61	3.35	$3.66
Montana/Renewables segment Adjusted gross profit per barrel	$6.11	$5.95	$3.03	$10.31

Specialty Products and Solutions Adjusted EBITDA	$31.8	$33.4	$29.6	$102.4
Specialty Products and Solutions sales	543.8	297.6	923.9	790.4
Specialty Products and Solutions Adjusted EBITDA margin	5.8%	11.2%	3.2%	13.0%

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	June 30,
	2021		2020
	(Dollars in millions)
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
Revolving Credit Facility	$73.3		$110.3
7.625% Senior Notes due 2022	80.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
9.25% Senior Secured First Lien Notes due 2024	200.0		—
11.00% Senior Notes due 2025	550.0		550.0
Shreveport terminal asset financing arrangement	68.0		—
Finance lease obligations	4.3		3.9
Other	1.5		3.0
Total Debt	$1,302.1		$1,342.2

Less Cash	$34.5		$105.4
Net Debt	$1,267.6		$1,236.8

LTM Adjusted EBITDA	$95.4		$273.8

Net Debt / LTM Adjusted EBITDA	13.3	x	4.5	x